Gary Alan Tipton
(XXX) XXX-XXXX

EDUCATION

Ph.D. studies, Environmental Engineering, Kennedy Western University.
MBA Management, 1977, Mississippi State University.
BS Electrical Engineering, 1975, Mississippi State University
(31 hours Geology and Geophysical studies)

EMPLOYMENT

Present AquaQuest Environmental/EcoKasa, Inc. - Managing Partner
EcoKasa was established to created a market for a patented single-family bioreactor. With new patents developments relating to water and wastewater treatment, EcoKasa was rolled into AquaQuest Environmental. The new focus is both small wastewater treatment applications as well larger industrial applications of our technologies.

1996-1999    Ecoloquip, Inc. - Vice President/Owner
        A merger of Noyes and Associates, and Ecoloquip, Inc. Ecoloquip is an environmental company involved with both environmental remediation and water and wastewater treatment. Its prime purpose is to develop a market for our patented electrocoagulation process. I left Ecoloquip to further develop a bioreactor process for wastewater treatment.

1992-1996    Knieper Tipton Enterprises, Inc. - Vice President/Owner
        An environmental technology company, involved in remediating hazardous sites in the US and Mexico. KTE has successfully utilized our patented chemical fixation process and our patented vapor extraction. KTE remains active but the operations have been scaled backed.

1989-1992    Inland Environmental - Vice President of Marketing/Owner
        Originally an oil and gas exploration company providing seismic services in Oklahoma and Texas. I joined with Inland Texas Group to form Inland Environmental. The purpose was to establish an environmental remediation company. Sales reached 1 million in less than 2 years. Left to pursue opportunities in Mexico and develop a market for our vapor extraction and chemical fixation technologies.

1986-1989    Breckenridge Geophysical - President/Owner
        An oil and gas exploration company providing seismic services in Oklahoma and Texas. The company doubled in size and expanded its market to Oklahoma. This expansion occurred during the oil market collapse. Sold out to partners to enter the environmental arena.

1984-1986    Tidelands Geophysical - Vice President of Marketing
        A geophysical company servicing Texas, Oklahoma and Louisiana. Directed all market planning, research, advertising and sales promotions for the company. Coordinated all client communications and introduced a comprehensive marketing plan that increased revenues from $600,000 to $5,000,000. Also developed computer programs to improve the service quality and monitor the sales effort. Provided technical lectures to geophysical and geological societies. Left to start a company of my own.

1981-1984    STM Geophysical - Regional Manager
        A geophysical service company covering the rocky mountain region from North Dakota to New Mexico. Managed field operations and marketing. Responsible for forecasting, bidding, and crew operations. The number of crews tripled as well as diversified to vibroseis and portable operations. Left to return to Texas after the sale of STM was completed.

1979-1981    Seiscom Delta United - Area Supervisor
        A geophysical company with worldwide operations. Managed a seismic crew consisting of 26 employees. Provided marketing, forecasting and field crew supervision. In addition to crew responsibilities, developed several manuals adopted by the company for all of its regions.

PATENTS/PATENT PENDING

Vapor Extraction System for removal of volatile and semi-volatile organics (patent # 5,775,840)
Electrocoagulation of Wastewater (patent #6,238,546)
Naturally Occurring Radioactive Materials Shielding Process
Fluidized Bed Bio-reactor for Wastewater Treatment (patent #6,103,109)
Improved Flow Wastewater Treatment System (patent #6,413,427)
Waste Recycling Process for glass, paper, and wood
Wastewater Distribution System (patent #6,464,865)
Improved Electrocoagulation Cell Design
Bilge Water Treatment Process
Gathered Aerobic Wastewater Treatment Process (patent #6,669,839)
Roof Regeneration Process

PUBLICATIONS

Induced polarization for Oil and Gas Exploration - Oil & Gas Journal, March 28, 1985
Chemical Fixation Increases Options for Hazardous Waste Treatment - Environmental Solutions, May 96
New Life for an Old Process - Environmental Technology, January 99
Top Trends - Environmental Protection, January 99
Use of Electro-Coagulation Technology to Remediate an Impacted Water Retention Pond - Paper presented at the Wastewater Federation Conference, Purdue University, June 99

PROFESSIONAL REGISTRATIONS/CERTIFICATIONS/AFFILIATIONS

Certified Environmental Specialist (CEP)	Institute of Electronic and Electrical Engineers (IEEE)
Engineer in Training (EIT)	Society of Exploration Geophycists
Certified Environmental Manager (CEM)	Houston Society of Exploration Geophysicists
40 hr OSHA training (Hazwoper)	Environmental Assessment Association
OSHA 8 hr Supervisor Training (Hazwoper)	Texas Association of Professional Geoscientists
21 Hrs Geophysics and Geology	Society of Texas Environmental Professionals